UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
(Name of Registrant as Specified In Its Charter)

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18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
April 7, 2017
Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2017 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc., to be held on June 13, 2017 at 8:30 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders, including the election of five directors and the ratification of the appointment of our independent registered public accounting firm.
A report on the status of our initial public offering and portfolio of properties will also be presented at the 2017 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.
None of our stockholders own more than 5% of the total aggregate shares of our Class T and Class I common stock issued and outstanding and entitled to vote, so every stockholder’s vote is important and assists us in establishing the necessary quorum to conduct business at the 2017 Annual Meeting of Stockholders. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2017 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed, postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Please follow the directions provided in the proxy statement. This will not prevent you from attending and voting in person at the 2017 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2017 Annual Meeting of Stockholders.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.
Sincerely,
Jeffrey T. Hanson
Chief Executive Officer and Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2017
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc., a Maryland corporation, will be held on June 13, 2017 at 8:30 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.
to consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

2.	to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

3.	to transact such other business as may properly come before the 2017 Annual Meeting of Stockholders or any adjournments or postponements thereof.
These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on March 24, 2017 are entitled to vote at the 2017 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2017 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2017.
The proxy statement and annual report to stockholders are available at https://www.proxyvote.com.
You may obtain directions to attend the 2017 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. by calling 1 (949) 270-9217.
Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed, postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvote.com/ or by telephone by dialing toll-free 1 (800) 690-6903. Instructions are included with the proxy card. If you attend the 2017 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Cora Lo, Esq.
Assistant General Counsel and Secretary

April 7, 2017

i

PROXY STATEMENT
The accompanying proxy is solicited by the Board of Directors of Griffin-American Healthcare REIT IV, Inc., or Griffin-American Healthcare REIT IV, for use in voting at the 2017 Annual Meeting of Stockholders, or the annual meeting, to be held on June 13, 2017 at 8:30 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being distributed to stockholders entitled to vote on or about April 7, 2017.
About the Meeting
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to: (i) consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the year ending December 31, 2017; and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Management will report on the status of our portfolio of properties and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
What is our Board of Directors’ voting recommendation?
Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that: (i) you vote your shares “FOR ALL” nominees to our Board of Directors; and (ii) you vote your shares “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2017. No director has informed us that he or she intends to oppose any action intended to be taken by us.
What happens if additional proposals are presented at the annual meeting?
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on March 24, 2017, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, we had an aggregate of 18,408,222 shares of our Class T and Class I common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock, regardless of share class, entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?
If holders of 50.0% of the aggregate Class T and Class I shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?
Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by June 12, 2017.
Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvote.com until 11:59 p.m. Eastern Daylight Saving Time on June 12, 2017.
Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1(800) 690-6903 until 11:59 p.m. Eastern Daylight Saving Time on June 12, 2017.
Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or the Internet?
If you are a stockholder of record as of March 24, 2017, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
What vote is required to approve each proposal that comes before the annual meeting?
To elect the director nominees, the affirmative vote of a majority of the shares of our common stock, together as a single class, present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To ratify the appointment of Deloitte & Touche, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees but will have no impact on the proposal to ratify the appointment of Deloitte & Touche.
Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of shares of our common stock. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Griffin-American Healthcare REIT IV and welcome your attendance at the annual meeting.
Who will bear the costs of soliciting proxies for the meeting?
Griffin-American Healthcare REIT IV will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate paying Broadridge Financial Solutions, Inc. approximately $30,000 for such services. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Who should I call if I have any questions?
If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
Griffin-American Healthcare REIT IV, Inc.
Call toll-free: 1 (855) 976-3325

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)
Background
Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated Jeffrey T. Hanson, Ronald J. Lieberman, Brian J. Flornes, Dianne Hurley and Wilbur H. Smith III, each for a term of office commencing on the date of the 2017 Annual Meeting of Stockholders and ending on the date of the 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. Each of Messrs. Hanson, Lieberman, Flornes and Smith and Ms. Hurley currently serves as a member of our Board of Directors.
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL nominees for the directors named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2018 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Griffin-American Healthcare REIT IV. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees agreed to serve as our directors if elected.
Director Qualifications
We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.
In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Relationships — understanding how to interact with investors, accountants, attorneys, management companies and markets in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.

Information about Director Nominees

Jeffrey T. Hanson, age 46, has served as our Chief Executive Officer and Chairman of the Board of Directors since January 2015. He is also one of the founders and owners of AHI Group Holdings, LLC, or AHI Group Holdings, an investment management firm that owns a 47.1% controlling interest in American Healthcare Investors, LLC, or American Healthcare Investors. Since December 2014, Mr. Hanson has also served as Managing Director of American Healthcare Investors, which serves as one of our co-sponsors and owns a majority interest in Griffin-American Healthcare REIT Advisor IV, LLC, or our advisor. Mr. Hanson has also served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, since January 2013 and previously served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, from January 2009 to December 2014. He has also served as Executive Vice President of Griffin-American Healthcare REIT Advisor, LLC, or Griffin-

American Healthcare REIT Advisor, since January 2012. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC from June 2009 to November 2011. He also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, from January 2008 and November 2007, respectively, until November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc. in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western U.S., with a focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Additionally, from December 2015 to November 2016, Mr. Hanson served as a member of the board of directors of Trilogy Investors, LLC. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.

Our Board of Directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with a focus on property management and property acquisitions. Mr. Hanson has insight into the development, marketing, finance, and operations aspects of our company. He has knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our Board of Directors believes that Mr. Hanson brings an important perspective to our Board of Directors.

Ronald J. Lieberman, age 47, has served as one of our directors since February 2016. Mr. Lieberman has also served on the Executive Committee of American Healthcare Investors since December 2014. Previously, Mr. Lieberman served as Executive Vice President, General Counsel and Secretary of NorthStar Asset Management Group Inc. from January 2014 to January 2017. Until January 2017, Mr. Lieberman had served as Executive Vice President, General Counsel and Secretary of NorthStar Realty Finance Corp., or NorthStar Realty Finance, since April 2012, April 2011 and January 2013, respectively. He also previously served as Assistant Secretary of NorthStar Realty Finance from April 2011 until January 2013. Until January 2017, Mr. Lieberman also had served as Executive Vice President, General Counsel and Secretary of NorthStar Real Estate Capital Income Master Fund and its two feeder funds, and NorthStar Corporate Income Master Fund and its two feeder funds, positions he held since December 2015 and July 2015, respectively. Mr. Lieberman also served as Executive Vice President, General Counsel and Secretary for NorthStar/RXR New York Metro Income, Inc., from March 2014 to November 2016. Until May 2016, Mr. Lieberman served as General Counsel and Secretary of NorthStar Healthcare Income, Inc. from April 2011 and as Executive Vice President from January 2013. Until August 2015, Mr. Lieberman had served as General Counsel and Secretary of NorthStar Real Estate Income Trust, Inc. and NorthStar Real Estate Income II, Inc. from October 2011 and December 2012, respectively, and as an Executive Vice President from January 2013 and March 2013, respectively. Prior to joining NorthStar Realty Finance, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 to March 2011 where he advised numerous real estate investment trusts, or REITs, and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman served as the associate general counsel of Entrade, Inc., or Entrade, during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at the law firm of Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman received a B.A. degree in Economics, an M.B.A. and a J.D. degree, each from the University of Michigan in Ann Arbor, Michigan.

Our Board of Directors selected Mr. Lieberman to serve as a director due to his knowledge of the non-traded and publicly-traded REIT industry, as well as his commercial real estate experience. Mr. Lieberman’s extensive knowledge of our company’s business sector combined with his executive experience at numerous other real estate companies, including in the healthcare industry, is a significant asset to our company. Our Board of Directors believes that Mr. Lieberman’s experience will result in assisting us in developing our long-term strategy in the REIT and healthcare real estate industry.

Brian J. Flornes, age 53, has served as one of our independent directors since February 2016. Mr. Flornes is the Chief Executive Officer and co-founder of Vintage Senior Living, or Vintage, an owner and operator of senior housing communities specializing in independent senior living, assisted living and memory care services for Alzheimer’s and other dementia with 24 communities in California and Washington, which was founded in 1998. Vintage grew to be one of the largest assisted living providers in California and consistently ranked in the “Top 50” owners and operators of senior housing across the nation, according to the Assisted Living Federation of America. Vintage sold the majority of its portfolio of communities in 2016, which encompassed in excess of 3,200 resident units with more than 2,000 associates. Since February 2006, Mr. Flornes has been responsible for a direct joint-venture relationship with one of the nation’s largest pension funds. The joint venture, with $325 million of committed capital, has acquired 19 senior living communities and net asset value has grown to more than 2.5 times invested capital. From 1995 to 1998, Mr. Flornes served as founder and principal of American Housing Concepts, a real estate development firm directly associated with ARV Assisted Living, one of the largest senior living providers in the early 1990s. Prior to American Housing Concepts, Mr. Flornes served in several roles and ultimately as President of Development, from 1992 to 1995, of ARV Assisted Living. Throughout his career, Mr. Flornes has directly contributed to the acquisition and development of more than 8,000 units of senior living in 11 states and has been responsible for $1.5 billion in financing. Mr. Flornes has been a longstanding member of the American Senior Housing Association, currently serves on the board of the California Assisted Living Association, and is a member of the World Presidents’ Organization. Mr. Flornes received a B.A. degree in Communication as well as his M.B.A. from Loyola Marymount University.

Our Board of Directors selected Mr. Flornes to serve as a director because of his particular experience with the acquisition, development, operation and financing of healthcare-related properties and senior housing communities. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to his 28 years of industry experience managing all aspects of senior living. Mr. Flornes’ vast real estate experience in senior living also enhances his ability to contribute insight on achieving our investment objectives. Our Board of Directors believes that this experience brings valuable knowledge and operational expertise to our Board of Directors.

Dianne Hurley, age 54, has served as one of our independent directors and our audit committee chairwoman since February 2016. Ms. Hurley has served as an independent director of NorthStar Realty Europe since August 2016 and nominating and corporate governance committee member since January 2017. Ms. Hurley has also served as an independent director and audit committee chairwoman of NorthStar Real Estate Capital Income Master Fund’s two feeder funds since March 2016, and as an independent director and audit committee member of NorthStar/RXR New York Metro Real Estate, Inc. since February 2015. Ms. Hurley works as a consultant to start up asset management firms and since September 2016, has served as the start up Chief Operating Officer of Stonecourt Capital LP, a middle-market growth private equity firm. From August 2015 to September 2016, she consulted as the Chief Operating Officer of Imperial Companies, a real estate private investment firm, and from January to June of 2015, Ms. Hurley was the start up Chief Administrative Officer of RedBird Capital Partners, a principal investing firm focused on growth equity, build ups and structured equity investments. Previously, Ms. Hurley served from November 2011 to January 2015 as Managing Director of SG Partners, a boutique executive search firm, where her responsibilities included business development, private equity, hedge fund, real estate, and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in real estate and corporate finance at Edison Schools Inc. and in the real estate department at Goldman Sachs. Ms. Hurley holds a Bachelor of Arts from Harvard University in Cambridge, Massachusetts and a Master of Business Administration from Yale School of Management, New Haven, Connecticut.

Our Board of Directors selected Ms. Hurley to serve as a director in part due to her financial expertise, particularly in the real estate industry. Our Board of Directors believes that her service on the board of directors of two other REITs, as well as other companies in the commercial real estate industry, in addition to her regulatory and compliance experience, brings valuable insight to us, particularly in her role as the audit committee chairwoman and audit committee financial expert. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board of Directors.

Wilbur H. Smith III, age 44, has served as one of our independent directors since February 2016. Mr. Smith is the Chief Executive Officer, President and founder of Greenlaw Partners, LLC, or Greenlaw, a California-based full-service real estate development and operating company, and Greenlaw Management, Inc., which he founded in March 2003. Mr. Smith personally oversees all aspects of Greenlaw’s acquisition, operations and investment development/redevelopment programs. Since inception and under Mr. Smith’s leadership, Greenlaw has completed in excess of $2.5 billion in acquisitions and dispositions of commercial real estate properties. The majority of Greenlaw assets have been in joint ventures with leading global institutional groups including Guggenheim, Walton Street, Westbrook, Cigna and Cerberus. Currently, Greenlaw owns and manages a joint venture portfolio in California approaching $1.5 billion in value that has approximately 6,000,000 square feet of buildings primarily comprised of office, industrial, retail and medical office assets. Prior to Greenlaw, Mr. Smith served as Vice President of Newport Beach based Makar Properties from 1999-2003. Mr. Smith also served as Trustee of Partners Real Estate Investment Trust from June 2013 to December 2013 and since 2012 has served on the Board of California Waterfowl Association. Mr. Smith is a member of Young Presidents Organization (YPO) and currently serves on the board of the Orange County Chapter. Mr. Smith is a licensed California real estate broker and received a Bachelor of Science degree in Agriculture from California Polytechnic State University, San Luis Obispo, and earned a Master’s Degree in Real Estate Development from the University of Southern California.

Our Board of Directors selected Mr. Smith to serve as a director due to his vast experience in the acquisition, operations, investment and disposition of commercial real estate as well as his experience with a number of leading global institutions through joint ventures, matching acquisitions with the appropriate investment structures/channels. Mr. Smith’s experience in the commercial real estate industry, capital markets and real estate operations enhances his ability to contribute to our investment strategies and help us achieve our investment objectives. Our Board of Directors believes his executive experience in the real estate industry brings strong financial and operational expertise to our Board of Directors.

Vote Required

The proposal to elect the director nominees requires that a majority of the shares of our common stock, together as a single class, present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. For purposes of the proposal to elect the director nominees, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes against the proposal. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR ALL” will be considered a vote in favor of the proposal to elect all the director nominees. A properly executed proxy card, or instruction by telephone or the Internet, indicating “WITHHOLD ALL” will be considered a vote against all the director nominees. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR ALL EXCEPT” will have the effect of a vote in favor of the proposal to elect all the director nominees other than those director nominees specified in the appropriate box on the proxy card and shall be considered a vote against such specified director nominees.
Our Board of Directors recommends a vote FOR ALL nominees for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Griffin-American Healthcare REIT IV. Each of our executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive officer.

For biographical information regarding Mr. Hanson, our Chief Executive Officer and Chairman, see “— Information about Director Nominees” above.

Danny Prosky, age 52, has served as our President and Chief Operating Officer since January 2015. Mr. Prosky also served as our Interim Chief Financial Officer from October 2015 to June 2016. He is also one of the founders and owners of AHI Group Holdings and since December 2014, has also served as Managing Director of American Healthcare Investors. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT III since January 2013, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors since December 2014 and previously served as President, Chief Operating Officer and a director of GA Healthcare REIT II from January 2009 to December 2014. He has also served as Executive Vice

President of Griffin-American Healthcare REIT Advisor since January 2012. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC from January 2009 to November 2011 and as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors Property Management, Inc. from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, Inc., a publicly traded healthcare REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Additionally, since December 2015, Mr. Prosky has also served as a member of the board of directors of Trilogy Investors, LLC. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

Brian S. Peay, age 51, has served as our Chief Financial Officer since June 2016. He has also served as Executive Vice President and Chief Financial Officer of American Healthcare Investors and as Chief Financial Officer of GA Healthcare REIT III since June 2016. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2006 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties in major markets across the country, from November 1997 to November 2006, where he was responsible for the finance, accounting and reporting, risk management, IT and Human Resource functions of the company. Prior to Glenborough Realty Trust, Inc., Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. from August 1995 to November 1997. Mr. Peay also served as Manager at Kenneth Leventhal & Co., a certified public accounting firm specializing in real estate that subsequently merged with Ernst & Young LLP, from August 1988 to August 1995. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant in the State of California (inactive).

Mathieu B. Streiff, age 41, has served as our Executive Vice President and General Counsel since January 2015. He is also one of the founders and owners of AHI Group Holdings and since December 2014, has also served as Managing Director and General Counsel of American Healthcare Investors. Mr. Streiff has also served as Executive Vice President, General Counsel of GA Healthcare REIT III since July 2013, having served as its Executive Vice President from January 2013 to July 2013. Mr. Streiff served as Executive Vice President, General Counsel of GA Healthcare REIT II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. He also has served as Executive Vice President of Griffin-American Healthcare REIT Advisor since January 2012. Mr. Streiff served as General Counsel, Executive Vice President and Secretary of Grubb & Ellis Company from October 2010 to June 2011. Mr. Streiff joined Grubb & Ellis Realty Investors in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to Chief Real Estate Counsel and Senior Vice President, Investment Operations in March 2009 and served in that position until October 2010. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Additionally, since December 2015, Mr. Streiff has also served as a member of the board of directors of Trilogy Investors, LLC. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School. He is a member of the New York State Bar Association.

Stefan K.L. Oh, age 46, has served as our Executive Vice President of Acquisitions since October 2015, having previously served as our Senior Vice President of Acquisitions since January 2015. Mr. Oh has also served as Executive Vice President, Acquisitions of GA Healthcare REIT III since October 2015, having previously served as its Senior Vice President, Acquisitions since January 2013. He has also served as Executive Vice President, Acquisitions of American Healthcare Investors since October 2015, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GA Healthcare REIT II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from January 2010 to January 2012, having served in similar capacities for Grubb & Ellis Realty Investors since June 2007, where he had been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis Company, from August 1999 to June 2007, Mr. Oh worked for HCP, Inc., where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).

Cora Lo, age 42, has served as our Assistant General Counsel since December 2015 and has also served as our Secretary since January 2015. Ms. Lo has also served as Senior Vice President, Assistant General Counsel — Corporate of American Healthcare Investors since December 2015, having previously served as its Senior Vice President, Securities Counsel since December 2014. Ms. Lo has also served as Assistant General Counsel of GA Healthcare REIT III since December 2015 and has also served as its Secretary since January 2013. Ms. Lo served as Secretary of GA Healthcare REIT II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis Company from December 2007 to January 2012, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc. (now known as Landmark Apartment Trust, Inc.) from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the United States Securities and Exchange Commission, or SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from UCLA and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

CORPORATE GOVERNANCE
Director Attendance at Meetings of the Board of Directors
Our Board of Directors held 13 meetings during the fiscal year ended December 31, 2016. Each of our incumbent directors attended at least 75.0% of the aggregate number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.
Director Attendance at Annual Meetings of the Stockholders
Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors.
Stockholder Communication with the Board of Directors
Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: Griffin-American Healthcare REIT IV, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence
We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” One of our directors, Jeffrey T. Hanson, is affiliated with us and we do not consider him to be an independent director. In addition, we do not consider Ronald J. Lieberman to be an independent director. Our three remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our co-sponsors or our advisor by virtue of: (i) ownership of an interest in our co-sponsors, our advisor or any of their affiliates; (ii) employment by our co-sponsors, our advisor or any of their affiliates; (iii) service as an officer or director of our co-sponsors, our advisor or any of their affiliates; (iv) performance of services, other than as a director for us; (v) service as a director or trustee of more than three REITs organized by our co-sponsors or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our co-sponsors, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a director from our co-sponsors, our advisor and their affiliates (excluding fees for serving as our director or director of another REIT or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with our co-sponsors or our advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our co-sponsors, our advisor, any of their affiliates or with us.
While our stock is not listed on the New York Stock Exchange, each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members.
Board Leadership Structure
Jeffrey T. Hanson serves as both our Chairman of the Board of Directors and Chief Executive Officer. Our independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board of Directors. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board of Directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.
Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, or our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors. In addition, all matters that relate to our co-sponsors, our advisor or any of their affiliates must be approved by a majority of our independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors
Our Board of Directors has established an audit committee and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors.

Audit Committee. We have established an audit committee which consists of all of our independent directors, Mr. Flornes, Ms. Hurley and Mr. Smith, with Ms. Hurley serving as the chairwoman of the audit committee and audit committee financial expert. The Audit Committee has adopted a charter, which is available to our stockholders at http://www.healthcarereitiv.com. The Audit Committee held four meetings during the fiscal year ended December 31, 2016. Our audit committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board, or PCAOB, to serve as our independent auditors; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls. Pursuant to our audit committee charter, the audit committee will be comprised solely of independent directors.
Acquisition Committee. We currently do not have, but we may have in the future, an acquisition committee comprised of members of our Board of Directors to approve acquisitions that do not require approval by the full Board of Directors. However, properties and real estate-related investments may be acquired from our co-sponsors, our advisor, our directors and their respective affiliates only if a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to such person, unless substantial justification exists for a price in excess of the cost to such person and the excess is reasonable.
Compensation Committee. We currently do not have any employees and we do not pay any compensation directly to our executive officers. Therefore, we currently do not have a compensation committee, although we may establish a compensation committee in the future comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our Board of Directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the Board of Directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Nominating and Corporate Governance Committee. We do not have a separate nominating and corporate governance committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board of Directors, conducting candidate searches and interviews, overseeing and evaluating the Board of Directors and our management, evaluating from time to time the appropriate size and composition of the Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of the Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.
Director Nomination Procedures and Diversity
As outlined above, in selecting a qualified nominee, our Board of Directors considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our stockholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Applying these criteria, our Board of Directors considers candidates for membership on our Board of Directors suggested by its members, as well as by our stockholders. Members of our Board of Directors annually review our Board of Directors’

composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds. Our Board of Directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.
Our Board of Directors identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee in light of the criteria set forth above.
Our Board of Directors also considers nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Griffin-American Healthcare REIT IV, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary.
Our Board of Directors recommends the slate of directors to be nominated for election at the annual meeting of stockholders. We have not employed or paid a fee to, and do not currently employ or pay a fee to, any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
Board of Directors Role in Risk Oversight
Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term success of our business strategy and our overall financial strength.
Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of our real estate and real estate-related investments, acquisitions and dispositions and debt financing, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate our advisor pursuant to the terms of an advisory agreement with our advisor, or the Advisory Agreement, and must evaluate the performance of our advisor, and re-authorize the Advisory Agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.
In addition, the Audit Committee reviews risks related to our financial reporting. The Audit Committee meets with our Chief Financial Officer and with representatives of our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Additionally, material violations of our Code of Ethics and related corporate policies are reported to the Audit Committee and/or depending on the subject matter, and as required, are reported to our Board of Directors.
Code of Business Conduct and Ethics
We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: Griffin-American Healthcare REIT IV, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Our Code of Ethics is also available on our website, http://www.healthcarereitiv.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
We have no employees. Our executive officers are all employees of affiliates of our advisor and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis, a Compensation Committee Report or a resolution subject to a stockholder advisory vote to approve the compensation of our executive officers in this proxy statement.
Compensation Committee Interlocks and Insider Participation
Other than Mr. Hanson, no member of our Board of Directors during the year ended December 31, 2016 has served as an officer, and no member of our Board of Directors served as an employee, of Griffin-American Healthcare REIT IV, Inc. or any of our subsidiaries. Because we do not have a compensation committee, none of our executive officers participated in any deliberations regarding executive compensation. Other than Mr. Hanson, during the year ended December 31, 2016, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.
Option/SAR Grants in Last Fiscal Year
No option grants were made to our officers or directors for the year ended December 31, 2016.
Director Compensation
If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. For the year ended December 31, 2016, our independent directors received the following forms of compensation:

•
Annual Retainer. Our independent directors receive an aggregate annual retainer of $50,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman or chairwoman of the Audit Committee receives an additional aggregate annual retainer of $7,500, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman or chairwoman of the Audit Committee.

•
Meeting Fees. Our independent directors receive $1,500 for each Board of Directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which is paid monthly in arrears. The chairman or chairwoman of each committee, other than the audit committee chairwoman, also may receive additional compensation. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•
Equity Compensation. In connection with their initial election to our Board of Directors, each independent director receives 5,000 shares of restricted Class T common stock pursuant to the 2015 Incentive Plan, or our incentive plan, and an additional 2,500 shares of restricted Class T common stock pursuant to our incentive plan in connection with his or her subsequent election each year, provided that such person is an independent director as of the date of his or her re-election and continually served as an independent director during such period. The restricted shares of Class T common stock vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•
Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

The following table sets forth certain information with respect to our director compensation for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey T. Hanson(3)	—	—	—	—	—	—	—
Ronald J. Lieberman(3)	—	—	—	—	—	—	—
Brian J. Flornes	64,000	50,000	—	—	—	2,000(4)	116,000
Dianne Hurley	70,500	50,000	—	—	—	2,000(4)	122,500
Wilbur H. Smith III	64,000	50,000	—	—	—	2,000(4)	116,000
___________

(1)	Consists of the amounts described below:

Director	Role	Annual Retainer ($)	Meeting Fees ($)	Additional Special Payments ($)
Hanson	Chairman of the Board of Directors	—	—	—
Lieberman	Director	—	—	—
Flornes	Member, Audit Committee	44,500	19,500	—
Hurley	Chairwoman, Audit Committee	51,000	19,500	—
Smith	Member, Audit Committee	44,500	19,500	—

(2)
The amounts in this column represent the grant date fair value of the awards granted for the year ended December 31, 2016, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718.

The following table shows the shares of our restricted Class T common stock awarded to each director for the year ended December 31, 2016, and the grant date fair value for each award (computed in accordance with ASC Topic 718):

Director	Grant Date	Number of Shares of Our Restricted Class T Common Stock	Full Grant Date Fair Value of Award ($)
Hanson	—	—	—
Lieberman	—	—	—
Flornes	04/13/16	5,000	50,000
Hurley	04/13/16	5,000	50,000
Smith	04/13/16	5,000	50,000
The following table shows the aggregate number of nonvested shares of our restricted Class T common stock held by each director as of December 31, 2016:

Director	Number of Nonvested Shares of Our Restricted Class T Common Stock
Hanson	—
Lieberman	—
Flornes	4,000
Hurley	4,000
Smith	4,000

(3)	Mr. Hanson and Mr. Lieberman are not independent directors.

(4)	Amounts reflect the dollar value of distributions paid in connection with the stock awards granted to our independent directors.
2015 Incentive Plan

In February 2016, we adopted our incentive plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 4,000,000 shares.

Upon the election of our three independent directors to our Board of Directors on February 12, 2016, or the service inception date, the independent directors each became entitled to 5,000 shares of our restricted Class T common stock, as defined in our incentive plan, upon the initial release from escrow of the minimum offering. Having raised the minimum offering and upon the initial release from escrow, on April 13, 2016, or the grant date, we granted 5,000 shares of our restricted Class T common stock, as defined in our incentive plan, to each of our three independent directors in connection with their initial election to our Board of Directors, of which 20.0% immediately vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock will have full voting rights and rights to distributions.

From the service inception date to the grant date, we recognized compensation expense related to the shares of our restricted Class T common stock based on the reporting date fair value, which was estimated at $10.00 per share, the price paid to acquire one share of Class T common stock in our offering. After the grant date, compensation cost related to the shares of our restricted common stock is measured based on the grant date fair value. Stock compensation expense is recognized from the service inception date to the vesting date for each vesting tranche (i.e., on a tranche-by-tranche basis) using the accelerated attribution method.

For the year ended December 31, 2016, we recognized compensation expense of $80,000, which is included in general and administrative in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. We did not incur compensation expense for the period from January 23, 2015 (Date of Inception) through December 31, 2015. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the year ended December 31, 2016, we did not assume any forfeitures.

As of December 31, 2016 and 2015, there was $70,000 and $0, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted Class T common stock. This expense is expected to be recognized over a remaining weighted average period of 1.78 years.

As of December 31, 2016 and 2015, the weighted average grant date fair value of the nonvested shares of our restricted Class T common stock was $120,000 and $0, respectively. A summary of the status of the nonvested shares of our restricted Class T common stock as of December 31, 2016 and 2015 and the changes for the year ended December 31, 2016 is presented below:

	Number of Nonvested Shares of Our Restricted Class T Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2015	—	$—
Granted	15,000	$10.00
Vested	(3,000)	$10.00
Forfeited	—	$—
Balance — December 31, 2016	12,000	$10.00
Expected to vest — December 31, 2016	12,000	$10.00

Amendment and Termination of the 2015 Incentive Plan
Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to our incentive plan will become fully vested. Our incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our Board of Directors. Our Board of Directors may terminate our incentive plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. Our Board of Directors may amend our incentive plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of our Board of Directors, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of our incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Our Board of Directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

EQUITY COMPENSATION PLAN INFORMATION
We adopted our incentive plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 4,000,000. The following table provides information regarding our incentive plan as of December 31, 2016:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	—	—	3,985,000
Equity compensation plans not approved by security holders	—	—	—
Total	—		3,985,000
________

(1)
On April 13, 2016, we granted 5,000 shares of our restricted Class T common stock, as defined in our incentive plan, to our independent directors in connection with their initial election to our Board of Directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. The fair value of each share at the date of grant was estimated at $10.00 based on the price paid to acquire a share of our Class T common stock in our offering; and with respect to the initial 20.0% of shares of our restricted Class T common stock that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares of our restricted Class T common stock, amortized over the period from the service inception date to the vesting date for each vesting tranche (i.e., on a tranche-by-tranche basis) using the accelerated attribution method. Shares of our restricted Class T common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted Class T common stock have full voting rights and rights to distributions. Such shares are not shown in the chart above as they are deemed outstanding shares of our Class T common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of March 24, 2017, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 18,408,222 shares of our Class T and Class I common stock outstanding as of March 24, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

Name of Beneficial Owner(1)	Number of Shares of Class T Common Stock Beneficially Owned	Percentage of All Class T Common Stock	Number of Shares of Class I Common Stock Beneficially Owned	Percentage of All Class I Common Stock
Peggy J. Burch(2)	—	—%	53,763	5.71%
Kingdom Trust Co. FBO Eighteen71 Trust dtd 11/14/2014(2)	—	—%	48,387	5.14%
Jeffrey T. Hanson(3)(4)	67,081	*	5,185	*
Brian S. Peay	—	—%	—	—%
Ronald J. Lieberman(4)	—	—%	—	—%
Brian J. Flornes(5)	5,000	*	—	—%
Dianne Hurley(5)	5,270	*	—	—%
Wilbur H. Smith III(5)	5,270	*	—	—%
All directors and executive officers as a group (10 persons)(3)	181,346	1.04%	16,689	1.77%
_________

*	Represents less than 1.0% of our outstanding common stock.

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding includes (a) 17,466,990 shares of our Class T common stock and 941,232 shares of our Class I common stock outstanding as of March 24, 2017, and (b) shares of our common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days following March 24, 2017. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares of stock to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares of stock.

(2)	Beneficial owner of more than 5.0% of the outstanding shares of our Class I common stock.

(3)
Includes 20,833 shares of our Class T partnership common stock owned by our advisor. Messrs. Hanson, Prosky and Streiff are managing directors of American Healthcare Investors, the managing member of our advisor, and as such, may be deemed to be the beneficial owner of such common stock. Each of Messrs. Hanson, Prosky and Streiff disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Our advisor also owns 208 Class T partnership units of Griffin-American Healthcare REIT IV Holdings, LP, our operating partnership.

(4)	Director.

(5)	Independent Director.

None of the above shares have been pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. As of December 31, 2016, none of our securities were registered under the Exchange Act and, therefore, none of our officers or directors were subject to these filing requirements for the year ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships Among Our Affiliates

As of December 31, 2016, some of our executive officers and our non-independent directors are also executive officers and/or holders of indirect interests in our advisor.

Fees and Expenses Paid to Affiliates

All of our executive officers and one of our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, one of our co-sponsors or other affiliated entities. We are affiliated with our advisor, American Healthcare Investors and AHI Group Holdings; however, we are not affiliated with Griffin Capital Company, LLC, or Griffin Capital (formerly known as Griffin Capital Corporation), Griffin Capital Securities, LLC, Colony NorthStar, Inc. (NYSE: CLNS), or Colony NorthStar (formerly known as NorthStar Asset Management Group Inc. prior to its merger with Colony Capital, Inc. and NorthStar Realty Finance on January 10, 2017), or Mr. James F. Flaherty III. We entered into the Advisory Agreement, which entitles our advisor and its affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. For the year ended December 31, 2016, we incurred $9,112,000 in fees and expenses to our affiliates as detailed below. We did not incur fees and expenses to our affiliates for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

Offering Stage

Dealer Manager Fee

Our dealer manager generally receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our Class T common stock sold pursuant to the primary offering, of which up to an amount equal to 2.0% of the gross offering proceeds is funded by our advisor. Prior to March 1, 2017, our dealer manager generally received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our Class I common stock sold pursuant to the primary offering, of which an amount equal to 2.0% of the gross offering proceeds was funded by our advisor. Effective March 1, 2017, we amended our Dealer Manager Agreement to amend the dealer manager fee payable to our dealer manager to be up to an amount equal to 1.5% of the gross offering proceeds from the sale of shares of our Class I common stock pursuant to our primary offering, all of which will be funded by our advisor. No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP. Our advisor intends to recoup the portion of the dealer manager fee it funds through the receipt of the Contingent Advisor Payment from us, as described below, through the payment of acquisition fees. For the year ended December 31, 2016, we incurred $2,212,000 payable to our advisor as part of the Contingent Advisor Payment in connection with the dealer manager fee that our advisor had incurred. We did not incur any dealer manager fees to our advisor for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

As of December 31, 2015, our advisor had not incurred any dealer manager fees as we commenced our offering in February 2016. As of December 31, 2016, we accrued $2,212,000 as part of the Contingent Advisor Payment related to the dealer manager fee that our advisor had incurred, which is included in accounts payable due to affiliates with a corresponding offset to stockholders’ equity in our consolidated balance sheets in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. As of December 31, 2016, we have not paid any amounts to our advisor in connection with the Contingent Advisor Payment.

Other Organizational and Offering Expenses

Our other organizational and offering expenses in connection with our offering (other than selling commissions, the dealer manager fee and the stockholder servicing fee) are funded by our advisor. Our advisor intends to recoup such expenses it funds through the receipt of the Contingent Advisor Payment from us, as described below, through the payment of acquisition fees. We anticipate that our other organizational and offering expenses will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. No other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP. For the year ended December 31, 2016, we incurred $3,192,000 payable to our advisor as part of the Contingent Advisor Payment in connection with the other organizational and offering expenses that our advisor had incurred. We did not incur any other organizational and offering expenses to our advisor or its affiliates for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

As of December 31, 2015, our advisor has incurred other organizational and offering expenses of approximately $1,606,000 on our behalf, which expenses were not recorded in our consolidated balance sheets in the consolidated financial statements contained in our 2015 Annual Report on Form 10-K because such costs did not become our liability until we reached the minimum offering on April 12, 2016. As of December 31, 2016, we recorded $3,192,000 as part of the Contingent Advisor Payment related to the other organizational and offering expenses that our advisor had incurred, which is included in accounts payable due to affiliates with a corresponding offset to stockholders’ equity in our consolidated balance sheets in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. As of December 31, 2016, we have not paid any amounts to our advisor in connection with the Contingent Advisor Payment.

Acquisition and Development Stage

Acquisition Fee

We pay our advisor an acquisition fee of up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The 4.50% or 4.25% acquisition fees consist of a 2.25% or 2.00% base acquisition fee, or the base acquisition fee, for real estate and real estate-related acquisitions, respectively, and an additional 2.25% contingent advisor payment, or the Contingent Advisor Payment. The Contingent Advisor Payment allows our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition shall not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the initial $7,500,000 of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses, or the Contingent Advisor Payment Holdback, shall be retained by us until the later of the termination of our last public offering or the third anniversary of the commencement date of our initial public offering, at which time such amount shall be paid to our advisor or its affiliates. In connection with any subsequent public offering of shares of our common stock, the Contingent Advisor Payment Holdback may increase, based upon the maximum offering amount in such subsequent public offering and the amount sold in prior offerings. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in our offering, including acquisitions completed after the termination of the Advisory Agreement (including imputed leverage of 50.0% on funds raised in our offering), or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.

The base acquisition fee in connection with the acquisition of properties is expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and included in acquisition related expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. The base acquisition fee in connection with the acquisition of real estate-related investments is capitalized as part of the associated investment in our consolidated balance sheets in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. For the year ended December 31, 2016, we paid base acquisition fees of $3,124,000 to our advisor. We did not pay any base acquisition fees to our advisor for the period from January 23, 2015 (Date of Inception) through December 31, 2015. The Contingent Advisor Payment is used to decrease the liability we incur to our advisor in connection with the dealer manager fee and other organizational and offering expenses.

Development Fee

In the event our advisor or its affiliates provide development-related services, we pay our advisor or its affiliates a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor or its affiliates elect to receive an acquisition fee based on the cost of such development.

For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not incur any development fees to our advisor or its affiliates.

Reimbursement of Acquisition Expenses

We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price of the property or real estate-related investment or total development costs or 6.0% of the funds advanced in a loan, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction.

Reimbursements of acquisition expenses are expensed as incurred in accordance with ASC Topic 805 and included in acquisition related expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. Reimbursements of acquisition expenses in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our consolidated balance sheets in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not incur any such acquisition expenses to our advisor or its affiliates.

Operational Stage

Asset Management Fee

We pay our advisor or its affiliates a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.80% of average invested assets. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation.

Our advisor agreed to waive certain asset management fees that may otherwise have been due to our advisor pursuant to the Advisory Agreement until such time as the amount of such waived asset management fees was equal to the amount of distributions payable to our stockholders for the period beginning on May 1, 2016 and ending on the date of the acquisition of our first property or real estate-related investment, as such terms are defined in the Advisory Agreement. Accordingly, pursuant to such waiver, asset management fees of $80,000 that would have been incurred during the year ended December 31, 2016 were waived by our advisor. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees.

For the year ended December 31, 2016, we incurred $151,000 in asset management fees to our advisor. We did not incur any asset management fees to our advisor or its affiliates for the period from January 23, 2015 (Date of Inception) through December 31, 2015. Asset management fees are included in general and administrative in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K.

Property Management Fee

American Healthcare Investors or its designated personnel may provide property management services with respect to our properties or may subcontract these duties to any third party and provide oversight of such third-party property manager. We pay American Healthcare Investors a monthly management fee equal to a percentage of the gross monthly cash receipts of such property as follows: (i) a 1.0% property management oversight fee for any stand-alone, single-tenant, net leased property, except for such properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code of 1986, as amended, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008), for which we pay a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property; (ii) a property management oversight fee of 1.5% of the gross monthly cash receipts of any property that is not a stand-alone, single-tenant, net leased property and for which American Healthcare Investors or its designated personnel provide oversight of a third party that performs the duties of a property manager with respect to such property; or (iii) a fair and reasonable property management fee that is approved by a majority of our directors, including a majority of our independent directors, that is not less favorable to us than terms available from unaffiliated third parties for any property that is not a stand-alone, single-tenant, net leased property and for which American Healthcare Investors or its designated personnel directly serve as the property manager without sub-contracting such duties to a third party.

Property management fees are included in rental expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. For the year ended December 31, 2016, we incurred property management fees of $47,000 to American Healthcare Investors. We did not incur any property management fees to American Healthcare Investors for the period from January 23, 2015 (Date of Inception) through December 31, 2015.

Lease Fees

We may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease.

Lease fees are capitalized as lease commissions and are included in other assets, net in our consolidated balance sheets in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not incur any lease fees to our advisor or its affiliates.

Construction Management Fee

In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, we pay our advisor or its affiliates a construction management fee of up to 5.0% of the cost of such improvements. Construction management fees are capitalized as part of the associated asset and included in real estate investments, net in our consolidated balance sheets in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K or are expensed and included in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K, as applicable. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not incur any construction management fees to our advisor or its affiliates.

Operating Expenses

We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement; or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient.

For the 12 months ended December 31, 2016, our operating expenses exceeded this limitation by $437,000. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 3.3% and (27.5)%, respectively, for the 12 months ended December 31, 2016. We raised the minimum offering and had funds held in escrow released to us to commence real estate operations in April 2016. We purchased our first property in June 2016. At this early stage of our operations, our general and administrative expenses are relatively high compared with our net income and our average invested assets. Our Board of Directors determined that the relationship of our general and administrative expenses to our funds from operations and our average invested assets was justified for the 12 months ended December 31, 2016 given the costs of operating a public company and the early stage of our operations.

For the year ended December 31, 2016, our advisor incurred operating expenses on our behalf of $386,000. Our advisor or its affiliates did not incur any operating expenses on our behalf for the period from January 23, 2015 (Date of Inception) through December 31, 2015. Operating expenses are generally included in general and administrative in our consolidated statements of operations in the consolidated financial statements contained in our 2016 Annual Report on Form 10-K.

Compensation for Additional Services

We pay our advisor and its affiliates for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our Board of Directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, our advisor and its affiliates were not compensated for any additional services.

Liquidity Stage

Disposition Fees

For services relating to the sale of one or more properties, we pay our advisor or its affiliates a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our Board of Directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not incur any disposition fees to our advisor or its affiliates.

Subordinated Participation Interest

Subordinated Distribution of Net Sales Proceeds

In the event of liquidation, we will pay our advisor a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of: (i) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan); plus (ii) an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sales proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not pay any such distributions to our advisor.

Subordinated Distribution Upon Listing

Upon the listing of shares of our common stock on a national securities exchange, in redemption of our advisor’s limited partnership units, we will pay our advisor a distribution equal to 15.0% of the amount by which: (i) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash equal to an annual 6.0% cumulative, non-

compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing, among other factors. For the year ended December 31, 2016 and for the period from January 23, 2015 (Date of Inception) through December 31, 2015, we did not pay any such distributions to our advisor.

Subordinated Distribution Upon Termination

Pursuant to the Agreement of Limited Partnership, as amended, of our operating partnership upon termination or nonrenewal of the Advisory Agreement, our advisor will also be entitled to a subordinated distribution in redemption of its limited partnership units from our operating partnership equal to 15.0% of the amount, if any, by which: (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 6.0% cumulative, noncompounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange.

As of December 31, 2016, we had not recorded any charges to earnings related to the subordinated distribution upon termination.

Stock Purchase Plans

On February 29, 2016, Messrs. Hanson, Prosky, and Streiff each executed stock purchase plans, or the 2016 Stock Purchase Plans, whereby they each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our Class T common stock. In addition, on February 29, 2016, three Executive Vice Presidents of American Healthcare Investors, including our Executive Vice President of Acquisitions, Stefan K.L. Oh, each executed similar 2016 Stock Purchase Plans whereby they each irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 10.0% to 15.0%, as employees of American Healthcare Investors directly into our company by purchasing shares of our Class T common stock. The 2016 Stock Purchase Plans terminated on December 31, 2016.

Purchases of shares of our Class T common stock pursuant to the 2016 Stock Purchase Plans commenced after the initial release from escrow of the minimum offering amount, beginning with the officers’ regularly scheduled payroll payment on April 13, 2016. The shares of Class T common stock were purchased at a price of $9.60 per share, reflecting the purchase price of the shares in our offering, exclusive of selling commissions and the dealer manager fee.

On December 30, 2016, Messrs. Hanson, Prosky, and Streiff each executed stock purchase plans for the purchase of shares of our Class I common stock, or the 2017 Stock Purchase Plans, on terms similar to their 2016 Stock Purchase Plans. In addition, on December 30, 2016, three Executive Vice Presidents of American Healthcare Investors, including Mr. Oh, each executed similar 2017 Stock Purchase Plans whereby they each irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 5.0% to 15.0%, as employees of American Healthcare Investors directly into our company by purchasing shares of our Class I common stock. The 2017 Stock Purchase Plans terminate on December 31, 2017 or earlier upon the occurrence of certain events, such as any earlier termination of our public offering of securities, unless otherwise renewed or extended.

Purchases of shares of our Class I common stock pursuant to the 2017 Stock Purchase Plans commenced beginning with the officers’ regularly scheduled payroll payment on January 23, 2017. The shares of Class I common stock are purchased pursuant to the 2017 Stock Purchase Plans at a price of $9.21 per share, reflecting the purchase price of shares of Class I common stock offered to the public. No selling commissions, dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees will be paid with respect to such sales of our Class I common stock.

For the year ended December 31, 2016, we did not issue any shares of our Class I common stock pursuant to the 2016 Stock Purchase Plans. For the year ended December 31, 2016, our officers invested the following amounts and we issued the following shares of our Class T common stock pursuant to the applicable 2016 Stock Purchase Plan:

Officer’s Name	Title	Amount	Shares
Jeffrey T. Hanson	Chief Executive Officer and Chairman of the Board of Directors	$184,000	19,213
Danny Prosky	President and Chief Operating Officer	204,000	21,265
Mathieu B. Streiff	Executive Vice President and General Counsel	199,000	20,707
Stefan K.L. Oh	Executive Vice President of Acquisitions	23,000	2,447
		$610,000	63,632
Accounts Payable Due to Affiliates
The following amounts were outstanding to our affiliates as of December 31, 2016 and 2015:

	December 31,
Fee	2016	2015
Contingent Advisor Payment	$5,404,000	$—
Asset management fees	83,000	—
Property management fees	24,000	—
Operating expenses	20,000	—
	$5,531,000	$—
Certain Conflict Resolution Restrictions and Procedures
In order to reduce or eliminate certain potential conflicts of interest, our charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our co-sponsors, our directors or their respective affiliates; (2) certain other future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Griffin Capital and American Healthcare Investors and their affiliates. These restrictions and procedures include, among others, the following:

•
Except as otherwise described in our prospectus for our offering, we will not accept goods or services from our co-sponsors, our advisor and directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase or lease any asset (including any property) in which one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such co-sponsor, our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•
We will not make any loans to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates except mortgage loans in which an appraisal is obtained from an independent appraiser and loans, if any, to a wholly owned subsidiary. In addition, any loans made to us by one of our co-sponsors, our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

American Healthcare Investors/Colony NorthStar Allocation Policies
American Healthcare Investors has established general allocation principles with Colony NorthStar, an entity that indirectly owns approximately 45.1% of American Healthcare Investors. However, such general allocation principles may be amended at any time and have not been adopted by our Board of Directors. With respect to investment opportunities that are sourced by Colony NorthStar and its affiliates, these allocation principles provide as follows: (1) until NorthStar Healthcare Income, Inc., or NHI, a publicly registered healthcare REIT advised by Colony NorthStar and its affiliates, has invested 95.0% or more of its investable capital from its primary and any follow-on offerings (as determined by Colony NorthStar) and its board of directors has determined that NHI will not raise additional capital (other than through a distribution reinvestment plan), or the NHI Equity Condition, Colony NorthStar shall allocate all healthcare real estate investment opportunities among NHI and other companies managed, sponsored or co-sponsored by Colony NorthStar and its affiliates in accordance with the allocation policy approved by Colony NorthStar and its managed companies, or the Colony NorthStar allocation policy; provided, however, that in the event a healthcare real estate investment opportunity is not suitable for a Colony NorthStar company, Colony NorthStar will endeavor to informally refer the opportunity to American Healthcare Investors; (2) following the NHI Equity Condition, Colony NorthStar shall allocate all healthcare real estate investment opportunities among us, GA Healthcare REIT III, NHI and other companies managed, sponsored or co-sponsored by Colony NorthStar and its affiliates and any other companies sponsored or co-sponsored by American Healthcare Investors in accordance with the Colony NorthStar allocation policy.
With respect to investment opportunities that are sourced by American Healthcare Investors, the allocation principles provide that American Healthcare Investors shall allocate all healthcare real estate investment opportunities among funds directly or indirectly managed, sponsored, advised, financed, funded or controlled by American Healthcare Investors or its subsidiaries, including our company and GA Healthcare REIT III. Such investment opportunities shall be allocated by American Healthcare Investors in accordance with its determination regarding which fund is most suitable using factors including, without limitation, the following: (a) investment objectives, strategy and criteria; (b) cash requirements; (c) effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment; (d) leverage policy and the availability of financing for the investment by each fund; (e) anticipated cash flow of the asset to be acquired; (f) income tax effects of the purchase; (g) the size of the investment; (h) the amount of funds available; (i) cost of capital; (j) risk return profiles; (k) targeted distribution rates; (l) anticipated future pipeline of suitable investments; and (m) the expected holding period of the investment and the remaining term of the fund. If, after consideration of the relevant factors, American Healthcare Investors determines that an investment is equally suitable for multiple funds, the investment will be allocated to a particular fund on a rotating basis (or, in certain situations, to more than one fund pursuant to a co-investment).
The aforementioned allocation policies have been established by American Healthcare Investors and Colony NorthStar and, while American Healthcare Investors is one of our co-sponsors and Colony NorthStar indirectly owns approximately 45.1% of American Healthcare Investors, we are not a party to these allocation policies. Therefore, for example, Colony NorthStar does not have any contractual or other obligation directly enforceable by us with respect to the application of the allocation policies to investment opportunities that are sourced by Colony NorthStar. Thus, there is no guarantee that Colony NorthStar will allocate any healthcare real estate investment opportunities to us, even following the NHI Equity Condition. Furthermore, because we are not a party to these allocation policies, such policies may be changed at any time without our input or consent, and there is no guarantee that any such changes would benefit us.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
Our Audit Committee has appointed Deloitte & Touche to continue as our independent registered public accounting firm for the year ending December 31, 2017; provided, however, that our Audit Committee seeks the ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider whether to retain Deloitte & Touche but may decide to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.
Representatives of Deloitte & Touche are expected to be present at the 2017 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
The proposal to ratify the appointment of Deloitte & Touche requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” will be considered a vote in favor of the proposal to ratify the appointment of Deloitte & Touche. A properly executed proxy card, or instruction by telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal to ratify the appointment of Deloitte & Touche. For purposes of the proposal to ratify the appointment of Deloitte & Touche, abstentions and broker non-votes will have no impact.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2017, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES
Deloitte & Touche has served as our independent registered public accounting firm and audited our consolidated financial statements since January 27, 2015.
The following table lists the fees for services provided by our independent registered public accounting firm for 2016 and 2015:

Services	2016	2015
Audit fees(1)	$369,000	$131,000
Audit-related fees(2)	—	19,000
Tax fees(3)	3,000	—
All other fees	—	—
Total	$372,000	$150,000
________

(1)
Audit fees consist of fees related to the 2016 and 2015 audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements. Audit fees also relate to statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our offering, in the year the services were rendered. These amounts include fees paid by our advisor for costs in connection with our offering.

(2)	Audit-related fees relate to financial accounting and reporting consultations, assurance and related services in the year the services were rendered.

(3)	Tax services consist of tax compliance and tax planning and advice in the year the services were rendered.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Deloitte & Touche for the years ended December 31, 2016 and 2015 were pre-approved in accordance with the policies and procedures described above.
Auditor Independence
The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Pursuant to the Audit Committee charter adopted by our Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial reporting process. The Audit Committee is composed of our three independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2016 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.
The Audit Committee discussed with Deloitte & Touche the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.

Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2016 Annual Report on Form 10-K filed with the SEC on March 1, 2017.

Audit Committee:
Dianne Hurley (Chairwoman)
Brian J. Flornes
Wilbur H. Smith III

The preceding “Audit Committee Report to Stockholders” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that Griffin-American Healthcare REIT IV specifically incorporates it by reference into such filing.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being distributed along with this proxy statement to stockholders on or about April 7, 2017. Our 2016 Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2018 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary, no later than December 8, 2017 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2018 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2018 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 8, 2017 and no later than 5:00 p.m., Pacific Time, on December 8, 2017. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS
Distribution of Materials; Other Business
On or about April 7, 2017, we will send a proxy card together with this proxy statement to all stockholders of record at the close of business on March 24, 2017. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903.

GRIFFIN AMERICAN IV HEALTHCARE REIT

18191 VON KARMAN AVENUE, SUITE 300
IRVINE, CA 92612

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information **up until 11:59 p.m. Eastern Time on June 12, 2017**. If you vote by Internet, you do not have to return your paper ballot. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Call toll-free on any touch-tone telephone to transmit your voting instructions **up until 11:59 p.m. Eastern Time on June 12, 2017**. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Completed proxy cards must be received **by June 12, 2017**.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22996-P90704 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES NAMED IN ITEM 1 AND "FOR" ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. For the election of Jeffrey T. Hanson, Ronald J. Lieberman, Brian J. Flornes, Dianne Hurley and Wilbur H. Smith III to serve as Directors until the Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. to be held in the year 2018 and until his or her successor is duly elected and qualifies.

Nominees:

01) Jeffrey T. Hanson
02) Ronald J. Lieberman
03) Brian J. Flornes
04) Dianne Hurley
05) Wilbur H. Smith III

	FOR	AGAINST	ABSTAIN
2. For ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the Secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

E22997-P90704

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY JUNE 12, 2017

The undersigned stockholder of Griffin-American Healthcare REIT IV, Inc., a Maryland corporation, hereby appoints Mathieu B. Streiff and Brian S. Peay, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. to be held on June 13, 2017 at 8:30 A.M. (PT), at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin-American Healthcare REIT IV, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR ALL" the nominees named in Item 1 and "FOR" Item 2.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1